Exhibit 10.11

LOAN MODIFICATION AGREEMENT NO. 4

Preamble: This Loan Modification Agreement (this “Agreement”), dated as of February 28, 2005 (the “Effective Date”), is made between UPS Capital Corporation, as lender (the “Lender”) and each Person identified as “Borrower” on the signature page(s) hereof, as borrower(s) (individually and collectively, the “Borrower”), for the purpose of amending or otherwise modifying the terms of that certain Loan and Security Agreement, dated as of August 28, 2002, heretofore made between Lender and Borrower (which, as it has been, or hereafter may be, modified or amended, is called herein the “Loan Agreement’). Now, therefore, in consideration of the mutual promises contained herein and in the Loan Agreement, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower, each intending to be legally bound, agree as follows:

1.  Definitions.  Capitalized terms used herein, but not expressly defined themselves herein, shall have the meanings given to such terms in the Loan Agreement.

2.  Loan Modifications.  Lender and Borrower agree to modify the Loan Agreement as follows:

2.1  Continuation of Line Increase.  The increase in the Maximum Amount from $15,000,000 to $20,000,000 effected through the date hereof pursuant to that certain Loan Modification Agreement No. 2, dated as of November 30, 2004, between Borrower and Lender (“Second Modification”), shall continue in effect through the April 15, 2005 (“End Date”); provided, however, that total Borrowings under the Line of Credit shall continue to be tied to, and limited by, the Borrowing Base in effect from time to time. On the last Business Day of week prior to the week containing the End Date (such date herein called the “Reduction Date”), the Maximum Amount shall be reduced by $2,500,000 and, on the End Date, the Maximum Amount shall be returned to, and remain at, $15,000,000.

2.2  Continuation of Availability Increase.  In connection with the foregoing continuation of the increase in the Maximum Amount, the increase in the dollar limitation on Borrowings supported by Eligible Inventory, as reflected in the definition of the Borrowing Base, from $7,500,000 to $10,000,000, effected pursuant to the Second Modification, shall be continued through the End Date but shall reduce by $1,250,000 on the Reduction Date and shall return to $7,500,000 on the End Date.

2.3  Resulting Payment Obligations.  To the extent that, on any Reduction Date or on the End Date, as applicable, either (A) total Borrowings then exceed the Maximum Amount, as so reduced on such date, and/or (B) total Borrowings exceed the Borrowing Base, as so reduced by the reduction of the Inventory Cap on such date, then, the Borrower shall be obliged to remit to the Lender on such Reduction Date or the End Date, as applicable, the entire amount of such excess (in either or each case); otherwise, without necessity of further notice from the Lender, an Event of Default shall automatically exist on such Reduction Date or the End Date, as applicable.

2.4  Increase in Concentration Limits Clause (xi) of the definition of Eligible Accounts set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following revised clause (xi) is hereby substituted in lieu thereof:

(xi)  which is owing by any Account Debtor (excepting, however, Lazydays, RV) whose accounts in face amount with Borrower exceed twenty percent (20%) of Borrower’s Eligible Accounts, but only to the extent of such excess;

2.5  Amendment Fee.  There shall be due and payable to the Lender on the Effective Date, in consideration of its entry into this Agreement, a fully earned, non-refundable amendment fee equal in amount to $20,000.

3.  Inducing Representations.  To induce Lender to enter into this Agreement, Borrower hereby represents and warrants that: (i) Borrower is duly authorized to enter into this Agreement, and this Agreement, upon its execution by Borrower and Lender, will constitute Borrower’s legal, valid and binding obligations enforceable in accordance with its terms against Borrower; (ii) after giving effect to this Agreement, no Event of Default exists; (iii) no present right of set off, counterclaim, recoupment claim or defense exists in Borrower’s favor in respect of its payment or performance of any Obligations; and (iv) except as modified by this Agreement, all terms of the Loan Agreement and each Loan Document shall remain in full force and effect.

4.  Miscellaneous.  Except as otherwise expressly provided herein, all modifications to the Loan Agreement set forth herein shall take effect on the Effective Date. Each existing Loan Document (including, particularly, any Note) shall be deemed modified hereby as necessary to conform its terms to the terms of the Loan Agreement, as modified hereby. This Agreement constitutes a Loan Document, and shall be governed and construed accordingly. This Agreement constitutes the entire agreement between Lender and Borrower relative to the subject matter hereof, and supersedes and replaces any prior understandings and agreements, written or oral, in regard thereto. This Agreement shall be binding on, and inure to the benefit of, the successors and assigns of Borrower and Lender. Borrower shall reimburse Lender for all costs which Lender incurs, including reasonable attorneys fees, in the preparation, negotiation, execution and performance of this Agreement, and the recording of any Loan Documents in connection herewith.

5.  Conditions Precedent.  The following shall constitute express conditions precedent to Lender having any obligations under this Agreement, regardless of its execution hereof: (i) to the extent any fee or other sum is described as owing to Lender and payable on the Effective Date in Section 2 hereof, then such fee or other sum shall have been paid to Lender; and (ii) if required by Lender, the Borrower shall have delivered to Lender such additional Loan Documents, including, particularly, any Notes, which Lender determines to be necessary to give effect hereto.

IN WITNESS WHEREOF, Lender and Borrower have executed this Agreement, by and through their respective authorized officers, as of the Effective Date.

“Borrower”		“Lender”

NATIONAL R.V. HOLDINGS, INC.		UPS CAPITAL CORPORATION

By:	/S/ Thomas J. Martini	By:	/S/ John P. Holloway
	Authorized Officer Treasurer		Authorized Officer

NATIONAL R.V., INC.

By:	/S/ Thomas J. Martini
Authorized Officer Treasurer

COUNTRY COACH, INC.

By:	/S/ Thomas J. Martini
Authorized Officer Treasurer